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                                                                  Exhibit 23.1.2


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Sprint Corporation on Form S-3 of our report dated February 2, 1999, on the consolidated financial statements of Sprint Spectrum Holding Company, L.P. and subsidiaries and the related financial statement schedule, appearing in the Annual Report on Form 10-K of Sprint Corporation for the year ended December 31, 1999, incorporated by reference in the Prospectus Supplement, which is incorporated herein by reference. We also consent to the reference to us under the heading "Experts" in the Prospectus Supplement.



                                                /s/ Deloitte & Touche LLP



Kansas City, Missouri
January 18, 2001